IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
- Go to **www.envisionreports.com/BTN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Ballantyne Strong, Inc. Stockholder Meeting to be Held on May 9, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/BTN

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/BTN** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

01LHSA

Stockholder Meeting Notice

Dear Ballantyne Strong, Inc. Stockholder:

The 2013 Annual Meeting of Stockholders of Ballantyne Strong, Inc. (the "Company") will be held at the Hampton Inn & Suites, Omaha-Downtown, 1212 Cuming Street, Omaha, Nebraska 68102, on Wednesday, May 9, 2013 at 9:00 a.m. (local time).

Proposals to be considered at the Annual Meeting:

(1) to elect seven Directors to one-year terms;
(2) to consider and act upon a non-binding advisory resolution to approve the compensation of the Company's Named Executive Officers, as described in the Proxy Statement;
(3) to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal year ending December 31, 2013;
(4) to transact such other business that may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote "FOR" Items 1 and 2.

The Board of Directors has fixed the close of business on March 11, 2013 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, www.strong-world.com.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Ballantyne Strong, Inc. 2013 annual meeting are available in the proxy statement, which can be viewed at www.envisionreports.com/BTN.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/BTN**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Ballantyne Strong, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.